UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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This filing consists of a press release issued by the Company on December 21, 2015.

PDI, Inc Implements Leadership Transition
Nancy Lurker Resigns as CEO; Board Member Jack E. Stover Appointed Interim President, CEO
Gerald P. Belle Retires as Chairman of Board of Directors; Succeeded by Stephen J. Sullivan
Harry Glorikian and Dr. Joseph D. Keegan Appointed to Board of Directors

Parsippany, NJ, December 22, 2015 – PDI, Inc.(Nasdaq: PDII) today reported that as the Company transitions to focusing solely on its molecular diagnostics operations, Nancy Lurker has resigned as President, CEO and a member of the Company’s board of directors effective immediately upon the expected closing of the proposed sale of the Company’s Commercial Services Business. She has been succeeded on an interim basis by Jack E. Stover, previously Chairman of the Company’s Audit Committee, while a search for a permanent chief executive officer has been initiated.
The Company also reported Gerald P. Belle, Chairman of the PDI, Inc. Board of Directors, has retired and Stephen J. Sullivan has been appointed Chairman of the Board of Directors effective January 1, 2016. Mr. Sullivan has been a member of the Board since 2004 and most recently served as Chairman of the Company’s Compensation and Management Development Committee. In addition, Harry Glorikian and Dr. Joseph D. Keegan have been appointed to the Company’s Board of Directors effective January 1, 2016. The appointments fill the vacancies created by the retirement of Mr. Belle and the resignation of Director John Federspiel effective January 1, 2016.
“On behalf of the entire Board, I wish to thank Nancy, Gerry and John for their dedication and combined 28 years of service to PDI,” said Mr. Sullivan. “With the pending completion of the sale of the commercial services business and the transformation of the Company to Interpace Diagnostics Group, it is an opportune time to transition the Company’s leadership. The extensive commercial experiences and scientific backgrounds of Harry and Joseph will be an extraordinary asset and addition to the Board of Directors. At the same time, the Board appreciates Jack’s willingness to serve as our interim president and chief executive officer while we conduct a thorough search for a proven leader to maximize the opportunities of the Interpace Diagnostics operations and assets for the benefit of our shareholders.”

Mr. Sullivan founded CRO Advisors LLC in 2010 and was previously President and CEO as well as a member of the Board of Directors of privately held Harlan Laboratories, Inc., a provider of preclinical research tools and services. Prior to Harlan, Mr. Sullivan was the President of Covance Central Laboratories and held various senior leadership positions in the life sciences and healthcare services industries.
Mr. Glorikian is an Entrepreneur-in-Residence at GE Ventures, New Business Creation, where he is also a Senior Director and Board Director. Mr. Glorikian also is a member of the Board of Directors at Nucelis, LLC as well as GeneNews Corporation and sits on the Advisory Board at Evidation Health. He is a graduate of San Francisco State University with a degree in Biology and earned an MBA from Boston University.
Dr. Keegan was President and CEO of Molecular Devices Corporation and has served in executive leadership positions at Becton Dickinson and Company. He is currently Chairman of the Board for Labcyte Corporation, and sits on the Board of Directors at Advanced Cell Diagnostics, Inc.; Courtagen Life Sciences, Inc., Optofludics, Inc.; Response Biomedical Corporation; Seahorse Biosciences, Inc.; Stereotaxis, Inc.; Unchained Labs, Wasatch Microfludics, Inc.; ALDA (past Chairman) and the San Francisco Opera. Dr. Keegan graduated from Boston University with a degree in chemistry and earned a PhD in Physical Chemistry from Stanford University
Important Transaction Information
On November 23, 2015, the Company filed a definitive proxy statement with the Securities and Exchange Commission (SEC) with respect to the proposed sale of the Commercial Services business.  Investors and stockholders of the Company are urged to read the proxy statement and any other relevant materials filed with the SEC with respect to the proposed transaction when they become available because they contain, or will contain, important information about the Company and the transaction.  The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by directing such requests to PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center I, Building A, 300 Interpace Parkway, Parsippany, NJ 07054, telephone number (800) 242-7494.  Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation
The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction.  Information about the directors and executive officers, including their interests in the transaction, are included in the Company’s definitive proxy statement relating to the proposed sale of the Commercial Services business.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. Interpace Diagnostics Group (Interpace) has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Interpace’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause Interpace’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, our ability to adequately finance the business, the market's acceptance of our molecular diagnostic tests; our ability to secure additional business and generate higher profit margins through sales of our molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission (SEC), including without limitation, the Annual Report on Form 10-K filed with the SEC on March 5, 2015 and in PDI's Form 10-Q filed with the SEC on November 12, 2015. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, Interpace undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

About PDI, Inc.
PDI is a leading healthcare commercialization company providing go-to-market strategy and execution to established and emerging pharmaceutical, biotechnology, diagnostics and healthcare companies in the United States through its Commercial Services business, and developing and commercializing molecular diagnostic tests through its Interpace Diagnostics business. PDI's

Commercial Services is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams to its corporate customers.

About Interpace Diagnostics Group, Inc
Interpace Diagnostics is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. The company currently has three commercialized molecular tests; PancraGen for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace Diagnostics mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science.

CONTACTS:
PDI, Inc. & Interpace Diagnostics
Investor Relations:
Chris Dailey / Doug Sherk
EVC Group, Inc.
(646)445-4800
cdailey@evcgroup.com

Media:
Dave Schemelia
EVC Group, Inc.
(646)201-5431
dave@evcgroup.com